Exhibit 99.2

Condensed Financial Statements

Internet Broadcasting Systems, Inc.

March 31, 2014 and 2013

Contents

Page
Condensed Financial Statements
Condensed balance sheets	4
Condensed statements of operations	6
Condensed statements of cash flows	7
Notes to condensed financial statements	9

CONDENSED FINANCIAL STATEMENTS

Internet Broadcasting Systems, Inc.

BALANCE SHEETS

	March 31,
	2014	December 31,
ASSETS	(unaudited)	2013

CURRENT ASSETS
Cash and cash equivalents	$2,018,201	$981,106
Accounts receivable	654,823	849,986
Prepaid expenses	154,335	219,786

Total current assets	2,827,359	2,050,878

PROPERTY AND EQUIPMENT – AT COST
Computer hardware	5,449,455	5,435,395
Computer software	9,559,145	9,397,048
Furniture and equipment	4,063,506	4,063,506
Leasehold improvements	3,855,113	3,855,113
	22,927,219	22,751,062
Accumulated depreciation and amortization	(18,350,584)	(17,742,898)
	4,576,635	5,008,164

	$7,403,994	$7,059,042

The accompanying notes are an integral part of these condensed financial statements.

Internet Broadcasting Systems, Inc.

BALANCE SHEETS - CONTINUED

	March 31,
	2014	December 31,
LIABILITIES AND SHAREHOLDERS’ EQUITY	(unaudited)	2013

CURRENT LIABILITIES
Accounts payable	$1,160,808	$779,406
Accrued expenses	490,643	750,851
Deferred revenues	1,330,796	424,007
Deferred lease credits – current	169,773	190,941

Total current liabilities	3,152,020	2,145,205

LONG-TERM OBLIGATIONS
Other long-term obligations	54,376	83,698
Deferred lease credits – net of current portion	142,268	147,671
	196,644	231,369

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 125,000,000 shares; issued and outstanding, 72,040,431 shares at March 31, 2014 and December 31, 2013	720,404	720,404
Additional paid-in capital	121,965,383	121,922,696
Accumulated deficit	(118,630,457)	(117,960,632)

Total shareholders’ equity	4,055,330	4,682,468

	$7,403,994	$7,059,042

The accompanying notes are an integral part of these condensed financial statements.

Internet Broadcasting Systems, Inc.

STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended March 31,
	2014	2013

Net revenues	$5,449,848	$4,654,270
Cost of revenues	3,635,114	3,038,444
Gross margin	1,814,734	1,615,826

Operating expenses:
Research and development	470,932	520,188
Sales and marketing	191,823	181,933
General and administrative	967,538	1,123,679
Depreciation of property and equipment	250,120	335,680
Amortization of intangible assets	360,433	317,580
Total operating expenses	2,240,846	2,479,060

Loss from operations	(426,112)	(863,234)

Other income (expense):
Interest income	145	585
Interest expense	(333)	(16,713)
Other nonoperating income	15,182	150
Other nonoperating expense	(258,706)	-
Total other expense, net	(243,712)	(15,978)

NET LOSS	$(669,824)	$(879,212)

The accompanying notes are an integral part of these condensed financial statements.

Internet Broadcasting Systems, Inc.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(669,824)	$(879,212)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	610,553	653,260
Loss (gain) on disposal of equipment	-	(150)
Amortization of deferred lease credits	(26,571)	(81,107)
Stock-based compensation	42,687	42,687
Change in operating assets and liabilities:
Accounts receivable	195,163	22,825
Prepaid expenses	65,450	(2,049)
Accounts payable	411,217	103,646
Accrued expenses	(261,240)	(206,239)
Current and other long-term obligations	(29,322)	(18,834)
Deferred revenues	907,821	82,373

Net cash provided by (used in) operating activities	1,245,934	(282,800)

Cash flows from investing activities:
Purchases of property and equipment	(208,839)	(181,658)
Proceeds from sale of property and equipment	-	150

Net cash used in investing activities	(208,839)	(181,508)

Internet Broadcasting Systems, Inc.

STATEMENTS OF CASH FLOWS - CONTINUED

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from financing activities:
Repayment of long-term debt	$-	$(258,666)

Net cash used in financing activities	-	(258,666)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,037,095	(722,974)

Cash and cash equivalents at beginning of period	981,106	2,572,228

Cash and cash equivalents at end of period	$2,018,201	$1,849,254

Supplemental cash flow information:
Cash paid for interest	$333	$13,146

The accompanying notes are an integral part of these condensed financial statements.

Internet Broadcasting Systems, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF THE BUSINESS

Internet Broadcasting Systems, Inc. (the “Company”) aims to transform how broadcast media leaders engage and interact with their audiences.  The Company offers scalable publishing solutions that power digital growth and strengthen consumer relationships.  The Company’s solutions include an innovative SaaS-based publishing platform, original syndicated content and sophisticated local advertising products.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules for interim financial statements.  Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules.  The financial information contained herein is unaudited; however, management believes all adjustments necessary to present fairly the Company’s financial position and the results of operations for the three month periods ended March 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for the full fiscal year.

The condensed balance sheet data as of December 31, 2013, was derived from the audited financial statements but does not included all the information and footnotes required by GAAP for complete financial statements.   These condensed financial statements are meant to be, and should be, read in conjunction with the historical financial statements and related footnotes of the Company as of and for the year ended December 31, 2013.

Liquidity

For the quarters ended March 31, 2014 and 2013, the Company had a net loss of $669,824 and $879,212, respectively. The Company has been managing cash flows by utilizing cash on hand, expanding revenues and reducing operating expenses. Substantially all of the assets of the Company were sold subsequent to year end, as outlined in Note F.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Ultimate results could differ from those estimates.  Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; the valuation of deferred tax assets and share-based compensation; and reserves for legal and other contingencies.

Internet Broadcasting Systems, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS – CONTINUED

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Significant Accounting Policies

During the three months ended March 31, 2014, there were no material changes in the Company’s significant accounting policies.  See Note A to the financial statements for the year ended December 31, 2013 for additional information regarding the Company’s significant accounting policies.

Cost incurred during the three months ended March 31, 2014 related to the sale of assets (Note F) are included in other non-operating expense in the statements of operations.

NOTE C – SOFTWARE DEVELOPMENT COSTS

The Company’s software development efforts are for internal use.  Development costs are expensed as incurred until the preliminary project stage is complete and management has authorized further funding for the project, which it deems probable of completion.  Software development costs incurred subsequent to the preliminary project stage are capitalized and amortized over their estimated useful lives.  Capitalization of development costs ceases no later than the point at which the project is substantially complete and ready for its intended purpose.  Capitalized software development costs for the three months ended March 31, 2014 and 2013 were approximately $157,000 and $138,000, respectively.

NOTE D – RELATED-PARTY TRANSACTIONS

The Company has entered into a content license agreement with a certain equity investor that resulted in approximately $31,000 and $29,000 of cost of revenues during the three months ended March 31, 2014 and 2013, respectively.  The Company also has a reciprocal license agreement with this equity investor for which no financial exchange occurs.

The Company has operating agreements with certain equity investors that generated approximately $4,600,000 and $4,000,000 of revenue for three months ended March 31, 2014 and 2013, respectively.  Accounts receivable from these equity investors were approximately $376,000 and $465,000 at March 31, 2014 and December 31, 2013, respectively.

Internet Broadcasting Systems, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS – CONTINUED

NOTE E – TENDER OFFER

The Company underwent a capital restructuring in 2005 and a Restructuring Agreement was signed with its shareholders at the time. A term of the Restructuring Agreement includes that, for a period of three years, beginning in December 2014, assuming the Company had legally available funds to do so, the Company would be required to offer to purchase in installments all the outstanding common stock at a price of not less than $1.42 per share, such that in the third year the Company would have offered to purchase 100% of the then-outstanding common shares (the “Tender Offer”). The total purchase price for such Tender Offer would have been approximately $113,000,000. The Company’s obligation to make these Tender Offers could have been waived by a majority of certain holders of common shares, as long as such majority includes at least 50% of the shares held by a certain noncustomer shareholder for so long as that shareholder (or its permitted transferees) owns at least 10% of the outstanding common stock. The tender offer requirement was eliminated in March 2014 due to the Company entering into an asset purchase agreement, as outlined in Note F.

NOTE F – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 6, 2014, which is the date these financial statements were available to be issued.

On March 12, 2014, the Company entered into an Asset Purchase Agreement, with Nexstar Broadcasting, Inc. (“Nexstar”), a Delaware corporation, whereby Nexstar agreed to purchase substantially all the assets of the Company for a purchase price of $20,000,000, subject to possible net working capital adjustment as set forth in the Agreement.  This transaction closed on April 2, 2014, with an effective date of April 1, 2014.